Exhibit 99.1

Investor Contact:	Mike Phalen
Chief Financial Officer
Krispy Kreme Doughnuts, Inc.
336.733.3707

Financial Media Contact:	Robbin E. Moore
Investor Relations Director
Krispy Kreme Doughnuts, Inc.
336.726.8857

KRISPY KREME ANNOUNCES SECOND QUARTER RESULTS
SYSTEMWIDE SALES INCREASED 15%

Winston-Salem, NC (August 26, 2004) — Krispy Kreme Doughnuts, Inc. (NYSE:KKD) today reported financial results for the second quarter ended August 1, 2004.

Second quarter systemwide sales, including sales of company and franchise stores, increased 14.8% compared with the second quarter last year. Total revenues for the quarter, which includes sales from company stores, franchise operations and Krispy Kreme Manufacturing and Distribution (KKM&D), increased 11.5% to $177.4 million compared with $159.2 million in the second quarter of last year. Company store sales increased 18.7% to $123.8 million, revenues from franchise operations grew 13.7% to $6.8 million and KKM&D revenues decreased 4.1% to $46.9 million due to lower equipment sales. On a comparable store basis, systemwide sales increased 0.1% and company store sales increased 0.6%.

Income from continuing operations for the second quarter of fiscal 2005 decreased to $6.2 million, or $0.10 per diluted share, compared with $13.4 million, or $0.22 per diluted share, in the second quarter last year. For the quarter, income from continuing operations before impairment and store closing charges was $7.3 million or $0.12 per diluted share. The pre-tax impairment charge and store closing costs was approximately $1.8 million, or $0.02 per diluted share. During the quarter, nine Company stores closed, comprised of six factory stores and three doughnut-and-coffee shops. In the quarter, the Company reported a loss from discontinued operations of approximately $0.5 million, or $0.01 per diluted share, related to the pending divestiture of the existing Montana Mills operation.

Systemwide sales for the first half of fiscal 2005, including company and franchise stores, increased 19.4%. Total revenues increased 17.5% to $361.8 million compared with $307.8 million for the same period in fiscal 2004. Sales from company stores increased 20.2% to $248.4 million, revenues from franchise operations increased 25.9% to $13.9 million and KKM&D sales increased 10.4% to $99.6 million.

Income from continuing operations for the six months ended August 1, 2004 decreased 39.5% to $16.1 million compared with $26.6 million in the same period last year. Diluted earnings per share from continuing operations was $0.25 in the first six months of the year compared with $0.43 per diluted share in the same period a year ago. For the first half of fiscal 2005, income from continuing operations before impairment and store closing charges was $21.6 million, or $0.34 per diluted share.

For the first half of fiscal 2005, the Company reported a loss from discontinued operations of approximately $34.8 million, or $0.55 per diluted share, related to the pending divestiture of the existing Montana Mills operation.

Commenting on the Company’s performance, Scott Livengood, Chairman, President and Chief Executive Officer of Krispy Kreme Doughnuts, Inc. said, “Although we are disappointed with the second quarter financial results, we are optimistic about the long-term growth potential of the business. We are focusing our efforts and resources on initiatives that improve long-term business prospects. We have core strategies with supporting initiatives, a leading consumer brand and great people to address the current challenges. Krispy Kreme has proven over its 67 year history an ability to overcome challenges, and I am confident in our ability to restore our business momentum.”

During the quarter, Krispy Kreme opened 32 new stores systemwide, comprised of 22 factory stores and 10 satellites. The factory stores are located in Myrtle Beach, SC; Lorton, VA; Roseville, CA; Enfield, UK; Bloomington, IN; Sydney, Australia (2); Oakville, Ontario; Springfield, MO; Columbus, GA; Hicksville, NY; Hutchinson, KS; Boca Raton, FL; Bentonville, AK; Orange, CA; Charlotte, NC; Garland, TX; Maysville, KY; Branson, MO; Temecula, CA; San Marcos, CA and Billings, MT. The satellites opened during the quarter were located in Philadelphia, PA; Charleston, SC; Sydney, Australia; Ormond Beach, FL; Memphis, TN; Chicago, IL (2); Clayton, MO; London, UK and Eastlake, CA. This brings the total number of stores at quarter-end to 423, including 387 factory stores and 36 satellites.

The Company now estimates that systemwide sales will grow approximately 15% for fiscal 2005 and approximately 10% in the second half of the year. The Company has revised its fiscal 2005 development plans and currently estimates opening approximately 75 new stores systemwide, including approximately 60 factory and 15 satellite stores. The Company is focused on delivering improved results over the long term and, therefore, is not providing earnings guidance for the third quarter or fiscal 2005.

The Company will hold a conference call today at 9:00 a.m. Eastern Time, which will be hosted by Scott Livengood, Chairman, President and Chief Executive Officer and Mike Phalen, Chief Financial Officer. The call will be broadcast live over the Internet and can be accessed at www.krispykreme.com/investorrelations.html. A replay of the call will be available until 6:00 p.m. Eastern Time, Thursday, September 6, 2004 by dialing 866.447.7331 (domestic) or 203.369.1162 (international), and entering passcode 1564.

We have disclosed above systemwide sales growth as well as systemwide comparable store sales information. Systemwide sales data are non-GAAP financial measures that include sales at all company and franchise stores. We believe systemwide sales information is useful in assessing our market share and concept growth.

Founded in 1937 in Winston-Salem, North Carolina, Krispy Kreme is a leading branded specialty retailer of premium quality doughnuts, including the Company’s signature Hot Original Glazed. Krispy Kreme currently operates 427 stores (comprised of 390 factory stores and 37 satellites) in 45 U.S. states, Australia, Canada, Mexico and the United Kingdom. Krispy Kreme can be found on the World Wide Web at www.krispykreme.com.

# # #

Information contained in this press release, other than historical information, should be considered forward-looking. In particular, the Company has made predictions about its forecasted growth in systemwide sales for the second half of the fiscal year and the fiscal year overall, its revised development plans and estimated new store openings for the fiscal year and the potential for its new product and cost saving initiatives. Forward-looking statements are subject to various risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on Krispy Kreme's operating results, performance or financial condition are its dependence on franchisees to execute its store expansion strategy, supply issues, changes in consumer preferences and perceptions, the failure of new products or cost saving initiatives to contribute to financial results in the timeframe or amount currently estimated, and numerous other factors discussed in Krispy Kreme's periodic reports, proxy statement and other information statements filed with the Securities and Exchange Commission.

Krispy Kreme Doughnuts, Inc.
Summary Financial Results
For the Second Quarter Ended August 1, 2004
(All dollar amounts in thousands except per share data)
(Unaudited)

		Impairment
	Quarter Ended	Charge and Store	Quarter Ended	Quarter Ended	As Reported	As Reported	Pro Forma	Pro Forma
	August 1, 2004	Closing Costs	August 1, 2004	August 3, 2003	$	%	$	%
	As Reported	Adjustment	Pro Forma	As Reported (1)	Change	Change	Change	Change
Total revenues	$177,448	$—	$177,448	$159,176	$18,272	11.5%	$18,272	11.5%
Operating expenses	145,633	—	145,633	120,573	25,060	20.8%	25,060	20.8%
General and administrative expenses	11,845	—	11,845	9,060	2,785	30.7%	2,785	30.7%
Depreciation and amortization expenses	6,328	—	6,328	4,536	1,792	39.5%	1,792	39.5%
Impairment charge and store closing costs	1,802	1,802	—	—	1,802	100.0%	—	—

Income from operations	11,840	1,802	13,642	25,007	(13,167)	-52.7%	(11,365)	-45.4%
Interest income	226	—	226	205	21	10.2%	21	10.2%
Interest expense	1,366	—	1,366	997	369	37.0%	369	37.0%
Loss from joint ventures	399	—	399	802	(403)	-50.2%	(403)	-50.2%
Minority interest in consolidated joint ventures	(267)	—	(267)	616	(883)	-143.3%	(883)	-143.3%
Other (income) expense, net	(114)	—	(114)	343	(457)	-133.2%	(457)	-133.2%

Income from continuing operations before income taxes	10,682	1,802	12,484	22,454	(11,772)	-52.4%	(9,970)	-44.4%
Provision for income taxes	4,438	(748)	5,186	9,014	(4,576)	-50.8%	(3,828)	-42.5%

Income from continuing operations	6,244	1,054	7,298	13,440	(7,196)	-53.5%	(6,142)	-45.7%
Discontinued operations	(480)	—	(480)	(439)	(41)	9.3%	(41)	9.3%

Net income	$5,764	$1,054	$6,818	$13,001	$(7,237)	-55.7%	$(6,183)	-47.6%

Diluted earnings per share:
Income from continuing operations	$0.10	$0.02	$0.12	$0.22	$(0.12)	-54.2%	$(0.10)	-46.8%
Discontinued operations	(0.01)	—	(0.01)	(0.01)	—	—	—	—
Net income	$0.09	$0.02	$0.11	$0.21	$(0.12)	-56.5%	$(0.10)	-48.3%
Diluted shares outstanding	63,351	63,351	63,351	62,127	1,224	2.0%	1,224	2.0%
Segment Information
Revenues
Company store operations	$123,815	$—	$123,815	$104,342	$19,473	18.7%	$19,473	18.7%
Franchise operations (2)	6,771	—	6,771	5,953	818	13.7%	818	13.7%
KKM&D	46,862	—	46,862	48,881	(2,019)	-4.1%	(2,019)	-4.1%

Total revenues	$177,448	$—	$177,448	$159,176	$18,272	11.5%	$18,272	11.5%

Operating Income
Company store operations	$12,924	$—	$12,924	$20,101	$(7,177)	-35.7%	(7,177)	-35.7%
Franchise operations	4,896	—	4,896	4,700	196	4.2%	196	4.2%
KKM&D	8,132	—	8,132	9,671	(1,539)	-15.9%	(1,539)	-15.9%
Unallocated G&A expenses	(12,310)	—	(12,310)	(9,465)	(2,845)	30.1%	(2,845)	30.1%
Impairment charge and store closing costs	(1,802)	1,802	—	—	(1,802)	100.0%	—	—

Total operating income	$11,840	$1,802	$13,642	$25,007	$(13,167)	-52.7%	$(11,365)	-45.4%

Operating Margins
Company store operations	10.4%	—	10.4%	19.3%	-8.9%		-8.9%
Franchise operations	72.3%	—	72.3%	79.0%	-6.7%		-6.7%
KKM&D	17.4%	—	17.4%	19.8%	-2.4%		-2.4%
Unallocated G&A expenses	-6.9%	—	-6.9%	-5.9%	-1.0%		-1.0%
Impairment charge and store closing costs	-1.0%	1.0%	—	—	-1.0%		—
Total operating income	6.7%	1.0%	7.7%	15.7%	-9.0%		-8.0%
Depreciation and Amortization Expenses
Company store operations	$5,019	$—	$5,019	$3,341	$1,678	50.2%	1,678	50.2%
Franchise operations	44	—	44	43	1	2.3%	1	2.3%
KKM&D	800	—	800	747	53	7.1%	53	7.1%
Corporate administration	465	—	465	405	60	14.8%	60	14.8%

Total depreciation and amortization expenses	$6,328	$—	$6,328	$4,536	$1,792	39.5%	$1,792	39.5%

Increase in Systemwide Sales
Total Krispy Kreme stores	14.8%
Comparable Store Sales
Company stores	0.6%
Systemwide	0.1%

Note: Operating results for the second quarter of fiscal 2005 include a pre-tax charge of $1,802, which represents primarily an estimate of the costs associated with exiting leases for Krispy Kreme stores closed during the quarter as a result of the Company’s decision in the first quarter to close certain underperforming stores. Operating results for the second quarter also include a loss from discontinued operations of $480, representing primarily operating results of the Montana Mills business as well as charges associated with exiting leases for Montana Mills stores which closed during the quarter. Operating results for the second quarter of fiscal 2004 have been adjusted to reflect the operating activity of Montana Mills as discontinued operations for the period. This schedule compares results for the second quarter of fiscal 2005, both before and after the impairment charge and store closing costs with the results of the second quarter of fiscal 2004.

(1) Restated to reflect amounts associated with Montana Mills Bread Co., Inc. operations as discontinued operations.

(2) Revenues from franchise operations consist of franchise fees and royalties on sales of our franchised stores, as reported by our franchisees. Sales of franchised stores for the quarter ended August 1, 2004 and August 3, 2003 were $150,073 and $134,187, respectively.

Krispy Kreme Doughnuts, Inc.

Summary Financial Results
For the Six Months Ended August 1, 2004
(All dollar amounts in thousands except per share data)
(Unaudited)

		Impairment
	Six Months Ended	Charge and Store	Six Months Ended	Six Months Ended	Arbitration	Six Months Ended
	August 1, 2004	Closing Costs	August 1, 2004	August 3, 2003	Award	August 3, 2003
	As Reported	Adjustment	Pro Forma	As Reported (1)	Adjustment	Pro Forma
Total revenues	$361,804	$—	$361,804	$307,836	$—	$307,836
Operating expenses	287,016	—	287,016	233,053	—	233,053
General and administrative expenses	22,509	—	22,509	17,962	—	17,962
Depreciation and amortization expenses	12,458	—	12,458	8,637	—	8,637
Impairment charge and store closing costs	9,345	9,345	—	—	—	—
Arbitration award	—	—	—	(525)	(525)	—

Income from operations	30,476	9,345	39,821	48,709	(525)	48,184
Interest income	402	—	402	432	—	432
Interest expense	2,799	—	2,799	1,863	—	1,863
Loss from joint ventures	973	—	973	1,496	—	1,496
Minority interest in consolidated joint ventures	(141)	—	(141)	1,232	—	1,232
Other expense, net	43	—	43	368	—	368

Income from continuing operations before income taxes	27,204	9,345	36,549	44,182	(525)	43,657
Provision for income taxes	11,113	(3,817)	14,930	17,602	207	17,395

Income from continuing operations	16,091	5,528	21,619	26,580	(318)	26,262
Discontinued operations	(34,765)	—	(34,765)	(439)	—	(439)

Net income (loss)	$(18,674)	$5,528	$(13,146)	$26,141	$(318)	$25,823

Diluted earnings (loss) per share:
Income from continuing operations	$0.25	$0.09	$0.34	$0.43	$(0.01)	$0.43
Discontinued operations	(0.55)	—	(0.55)	(0.01)	—	(0.01)
Net income (loss)	$(0.30)	$0.09	$(0.21)	$0.43	$(0.01)	$0.42
Diluted shares outstanding	63,413	63,413	63,413	61,391	61,391	61,391
Segment Information
Revenues
Company store operations	$248,355	$—	$248,355	$206,585	$—	$206,585
Franchise operations (2)	13,876	—	13,876	11,019	—	11,019
KKM&D	99,573	—	99,573	90,232	—	90,232

Total revenues	$361,804	$—	$361,804	$307,836	$—	$307,836

Operating Income
Company store operations	$32,203	$—	$32,203	$41,660	$—	$41,660
Franchise operations	10,309	—	10,309	8,397	—	8,397
KKM&D	20,725	—	20,725	16,883	—	16,883
Unallocated G&A expenses	(23,416)	—	(23,416)	(18,756)	—	(18,756)
Impairment charge and store closing costs	(9,345)	9,345	—	—	—	—
Arbitration award	—	—	—	525	(525)	—

Total operating income	$30,476	$9,345	$39,821	$48,709	$(525)	$48,184

Operating Margins
Company store operations	13.0%	—	13.0%	20.2%	—	20.2%
Franchise operations	74.3%	—	74.3%	76.2%	—	76.2%
KKM&D	20.8%	—	20.8%	18.7%	—	18.7%
Unallocated G&A expenses	-6.5%	—	-6.5%	-6.1%	—	-6.1%
Impairment charge and store closing costs	-2.6%	2.6%	—	—	—	—
Arbitration award	—	—	—	0.2%	-0.2%	—
Total operating income	8.4%	2.6%	11.0%	15.8%	-0.2%	15.7%
Depreciation and Amortization Expenses
Company store operations	$9,882	$—	$9,882	$6,275	$—	$6,275
Franchise operations	87	—	87	86	—	86
KKM&D	1,581	—	1,581	1,481	—	1,481
Corporate administration	908	—	908	795	—	795

Total depreciation and amortization expenses	$12,458	$—	$12,458	$8,637	$—	$8,637

Increase in Systemwide Sales
Total Krispy Kreme stores	19.4%
Comparable Store Sales
Company stores	2.9%
Systemwide	2.2%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	As Reported	As Reported	Pro Forma	Pro Forma
	$	%	$	%
	Change	Change	Change	Change
Total revenues	$53,968	17.5%	$53,968	17.5%
Operating expenses	53,963	23.2%	53,963	23.2%
General and administrative expenses	4,547	25.3%	4,547	25.3%
Depreciation and amortization expenses	3,821	44.2%	3,821	44.2%
Impairment charge and store closing costs	9,345	100.0%	—	—
Arbitration award	525	-100.0%	—	—

Income from operations	(18,233)	-37.4%	(8,363)	-17.4%
Interest income	(30)	-6.9%	(30)	-6.9%
Interest expense	936	50.2%	936	50.2%
Loss from joint ventures	(523)	-35.0%	(523)	-35.0%
Minority interest in consolidated joint ventures	(1,373)	-111.4%	(1,373)	-111.4%
Other expense, net	(325)	-88.3%	(325)	-88.3%

Income from continuing operations before income taxes	(16,978)	-38.4%	(7,108)	-16.3%
Provision for income taxes	(6,489)	-36.9%	(2,465)	-14.2%

Income from continuing operations	(10,489)	-39.5%	(4,643)	-17.7%
Discontinued operations	(34,326)	NM	(34,326)	NM

Net income (loss)	$(44,815)	-171.4%	$(38,969)	-150.9%

Diluted earnings (loss) per share:
Income from continuing operations	$(0.18)	-41.3%	$(0.09)	-20.3%
Discontinued operations	(0.54)	NM	(0.54)	NM
Net income (loss)	$(0.72)	-169.3%	$(0.63)	-149.9%
Diluted shares outstanding	2,022	3.3%	2,022	3.3%
Segment Information
Revenues
Company store operations	$41,770	20.2%	$41,770	20.2%
Franchise operations (2)	2,857	25.9%	2,857	25.9%
KKM&D	9,341	10.4%	9,341	10.4%

Total revenues	$53,968	17.5%	$53,968	17.5%

Operating Income
Company store operations	$(9,457)	-22.7%	$(9,457)	-22.7%
Franchise operations	1,912	22.8%	1,912	22.8%
KKM&D	3,842	22.8%	3,842	22.8%
Unallocated G&A expenses	(4,660)	24.8%	(4,660)	24.8%
Impairment charge and store closing costs	(9,345)	100.0%	—	—
Arbitration award	(525)	-100.0%	—	—

Total operating income	$(18,233)	-37.4%	$(8,363)	-17.4%

Operating Margins
Company store operations	-7.2%		-7.2%
Franchise operations	-1.9%		-1.9%
KKM&D	2.1%		2.1%
Unallocated G&A expenses	-0.4%		-0.4%
Impairment charge and store closing costs	-2.6%		—
Arbitration award	0.2%		—
Total operating income	-7.4%		-4.7%
Depreciation and Amortization Expenses
Company store operations	$3,607	57.5%	$3,607	57.5%
Franchise operations	1	1.2%	1	1.2%
KKM&D	100	6.8%	100	6.8%
Corporate administration	113	14.2%	113	14.2%

Total depreciation and amortization expenses	$3,821	44.2%	$3,821	44.2%

Increase in Systemwide Sales
Total Krispy Kreme stores
Comparable Store Sales
Company stores
Systemwide

Note: Operating results for the six months ended August 1, 2004 include a pre-tax charge of $9,345, primarily related to impairment charges and related store closing costs for Krispy Kreme stores closed or scheduled to be closed as a result of the Company’s decision in the first quarter to close certain underperforming stores. Operating results for the fiscal 2005 period also include a loss from discontinued operations of $34,765, resulting from the Company’s decision to divest the existing Montana Mills operation. Operating results for the six months ended August 3, 2003 include the reversal of the $525 accrual remaining after settlement of an arbitration award against the Company, as discussed in the Company’s Form 8-K filing dated February 10, 2003. Operating results for the fiscal 2004 period have been adjusted to reflect the operating activity of Montana Mills as discontinued operations for the period. This schedule compares results for the fiscal 2005 period both before and after the impairment charge and store closing costs with results for the fiscal 2004 period, both before and after adjusting for the reversal of the arbitration award.

(1)	Restated to reflect amounts associated with Montana Mills Bread Co., Inc. operations as discontinued operations.

(2)	Revenues from franchise operations consist of franchise fees and royalties on sales of our franchised stores, as reported by our franchisees. Sales of franchised stores for the six months ended August 1, 2004 and August 3, 2003 were $308,576 and $259,749, respectively.

Krispy Kreme Doughnuts, Inc.
Condensed Consolidated Balance Sheets
As of August 1, 2004, May 2, 2004 and February 1, 2004
(All dollar amounts in thousands)

	August 1, 2004	May 2, 2004	$ Change	% Change	February 1, 2004 (1)	$ Change	% Change
Cash and cash equivalents	$19,309	$13,715	$5,594	40.8%	$20,300	$(991)	-4.9%
Receivables	77,495	78,735	(1,240)	-1.6%	76,195	1,300	1.7%
Inventories	33,076	32,974	102	0.3%	28,573	4,503	15.8%
Property and equipment, net	297,154	301,160	(4,006)	-1.3%	281,103	16,051	5.7%
Investments in unconsolidated joint ventures	9,921	10,728	(807)	-7.5%	12,426	(2,505)	-20.2%
Assets held for sale	3,325	3,374	(49)	-1.5%	36,856	(33,531)	-91.0%
Other assets	221,328	213,797	7,531	3.5%	205,211	16,117	7.9%

Total assets	$661,608	$654,483	$7,125	1.1%	$660,664	$944	0.1%

Payables	$31,924	$31,536	$388	1.2%	$26,907	$5,017	18.6%
Accrued expenses	32,249	27,107	5,142	19.0%	23,744	8,505	35.8%
Debt	117,701	135,132	(17,431)	-12.9%	137,898	(20,197)	-14.6%
Other long-term obligations	40,235	30,057	10,178	33.9%	19,908	20,327	102.1%
Shareholders’ equity	439,499	430,651	8,848	2.1%	452,207	(12,708)	-2.8%

Total liabilities and shareholders’ equity	$661,608	$654,483	$7,125	1.1%	$660,664	$944	0.1%

(1) Restated to reflect amounts associated with Montana Mills Bread Co., Inc. as assets and liabilities of discontinued operations.

Krispy Kreme Doughnuts, Inc.
Store Count Recap

	Factory Stores
		Consolidated	Total			Joint	Total	Total
	Company	JVs	Company	Associate	AD	Ventures	AD	Franchise	Total
Total End Q1 FY05	117	35	152	56	98	66	164	220	372

Opened	8	—	8	1	5	8	13	14	22
Closed	(6)	—	(6)	(1)	—	—	—	(1)	(7)
Transferred	—	—	—	—	—	—	—	—	—
Reclassification	—	—	—	—	—	—	—	—	—

Q2 Net	2	—	2	—	5	8	13	13	15

Total End Q2 FY05	119	35	154	56	103	74	177	233	387

Krispy Kreme Doughnuts, Inc.
Average Sales per Week
Dollars in Thousands

	FY 2005		FY 2004
	Q2	Q1	Q2
Company Stores	$63.1	$67.9	$74.4
Area Developers	$54.3	$59.2	$61.2
Associates	$43.9	$46.7	$48.7
Total Franchise	$51.6	$56.0	$57.3
Systemwide	$56.3	$60.7	$63.7

Krispy Kreme Doughnuts, Inc.
Total Operating Weeks

	FY 2005		FY 2004
	Q2	Q1	Q2
Company Stores	1,988	1,847	1,396
Area Developers	2,131	2,104	1,617
Associates	735	728	724
Total Franchise	2,866	2,832	2,341
Systemwide	4,854	4,679	3,737